UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022
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BROADRIDGE FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33220	33-1151291
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5 Dakota Drive	Lake Success	New York	11042
(Street Address)	(City)	(State)	Zip Code

Registrant’s telephone number, including area code: (516) 472-5400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on Which Registered:
Common Stock, par value $0.01 per share	BR	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 11, 2022, the Board of Directors (the “Board”) of Broadridge Financial Solutions, Inc. (“Broadridge” or the “Company”) approved an increase in the Board size from 11 members to 12 members and appointed Eileen K. Murray as an independent member of the Board, effective September 1, 2022. Following the appointment, ten of the 12 Board members are independent, including the Lead Independent Director, Les Brun. Ms. Murray will serve on the Audit Committee and Governance and Nominating Committee of the Board.

Ms. Murray is currently the Chair of the Financial Industry Regulatory Authority (FINRA), where she has served on the Board of Governors since 2016. Her term as the Chair and member of the Board of FINRA is ending on August 19, 2022. Ms. Murray was the Co-Chief Executive Officer of Bridgewater Associates from 2009 to 2020. Prior to joining Bridgewater in 2009, she served as the Chief Executive Officer of Investment Risk Management LLC and as co-CEO of Duff Capital Advisors.

Ms. Murray began her professional career in 1984 at Morgan Stanley, where she held several senior positions over the next 18 years, including Controller, Treasurer, and Chief Accounting Officer, as well as Chief Operating Officer for the firm’s Institutional Securities Group. From 2002 to 2005, she was a Managing Director and Head of Global Technology, Operations and Product Control at Credit Suisse First Boston and served on the firm’s management board. She returned to Morgan Stanley and served as Managing Director, Head of Global Technology and Operations from 2005 to 2007.

Ms. Murray serves as a member of the board of directors of Guardian Life Insurance Company and HSBC Holdings plc, as well as the Irish Arts Center. She has previously served on the board of directors of the Business Council for International Understanding and The Depository Trust & Clearing Corporation.

The Board has determined that Ms. Murray is an independent director in accordance with the Board’s Corporate Governance Principles and the applicable rules of the New York Stock Exchange and the Securities and Exchange Commission. There is no arrangement or understanding between Ms. Murray and any other person or persons pursuant to which Ms. Murray was appointed as director, and there are and have been no transactions, either since the beginning of the Company's last fiscal year or that are currently proposed, regarding Ms. Murray that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Murray is expected to receive compensation for her service on the Board that is consistent with the compensation received by the other independent directors of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 5, 2021.

The press release issued by the Company on August 16, 2022 announcing Ms. Murray’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Broadridge Financial Solutions, Inc. dated August 16, 2022

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 16, 2022

                        BROADRIDGE FINANCIAL SOLUTIONS, INC.

                         By: /s/ Keir D. Gumbs
                         Keir D. Gumbs
                         Corporate Vice President and
Chief Legal Officer